Exhibit 5.1

[Letterhead of Troutman Pepper Locke LLP]

June 4, 2026

Southern Power Company
30 Ivan Allen Jr. Blvd., N.W.
Atlanta, Georgia 30308

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Southern Power Company (the “Company”) in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-289172) filed with the Securities and Exchange Commission (the “Commission”) (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), relating to $600,000,000 aggregate principal amount of the Company’s Series 2026A 4.80% Senior Notes due June 15, 2031 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of August 1, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture dated as of June 4, 2026 (collectively, the “Indenture”).
We have examined the Registration Statement and the Indenture, which has been filed with the Commission as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to this opinion, we have relied upon certificates of public officials and of officers and representatives of the Company.
In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.
Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general principles of equity, whether considered in a proceeding at law or in equity. In rendering the foregoing opinion, with respect to matters of New York law, we have relied on the opinion of Hunton Andrews Kurth LLP attached hereto as Annex I.

June 4, 2026

We do not express any opinion herein concerning any law other than the General Corporation Law of the State of Delaware, the federal law of the United States and, to the extent set forth herein, the law of the State of New York.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the statements with respect to our name under the heading “Legal Matters” in the prospectus forming part of the Registration Statement. In giving the foregoing consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. This opinion may not be relied upon, furnished or quoted by you for any other purpose, without our prior written consent.

Very truly yours,

/s/ Troutman Pepper Locke LLP

Annex I

[Letterhead of Hunton Andrews Kurth LLP]

June 4, 2026

Troutman Pepper Locke LLP
Bank of America Plaza
600 Peachtree Street, N.E.
Suite 3000
Atlanta, Georgia 30308

RE:          Registration Statement on Form S-3

To the Addressee:

We have acted as counsel to the underwriters in connection with the Registration Statement on Form S-3 (Registration Statement No. 333-289172) (the “Registration Statement”) relating to $600,000,000 aggregate principal amount of Southern Power Company’s (the “Company”) Series 2026A 4.80% Senior Notes due June 15, 2031 (the “Notes”). The Notes will be issued pursuant to the Senior Note Indenture dated as of August 1, 2025 between the Company and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), as supplemented by a Third Supplemental Indenture dated as of June 4, 2026 (collectively, the “Indenture”).

We have examined the Registration Statement and the Indenture, which has been filed with the Securities and Exchange Commission (the “Commission”) as an exhibit to the Registration Statement. We have also examined the originals, or duplicates or certified or conformed copies, of such records, agreements, instruments and other documents and have made such other and further investigations as we have deemed relevant and necessary in connection with the opinions expressed herein. As to questions of fact material to the opinion set forth below, we have relied upon certificates of public officials and of officers and representatives of the Company.

In rendering the opinion set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents. We have also assumed that the Indenture is the valid and legally binding obligation of the Trustee.

Based upon the foregoing, and subject to the qualifications and limitations stated herein, we are of the opinion that the Notes are valid, binding and legal obligations of the Company, except as may be limited or otherwise affected by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and by general principles of equity, whether considered in a proceeding at law or in equity.

Troutman Pepper Locke LLP
June 4, 2026

We do not express any opinion concerning any law other than the law of the State of New York.

This opinion letter is furnished for your benefit in connection with your rendering an opinion to the Company to be filed as Exhibit 5.1 to the Registration Statement and we hereby consent to your attaching this opinion letter as an annex to such opinion. This opinion letter may not be relied upon by you for any other purpose, or quoted to or relied upon by any other person, firm or entity for any purpose, without our prior written consent. In giving our consent to your attaching this opinion letter to the opinion being rendered by you, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Hunton Andrews Kurth LLP